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                            INVESTMENT AGREEMENT


                                   among

                          RARE MEDIUM GROUP, INC.

                                    and

                       EACH OF THE SIGNATORIES HERETO

                            Dated April 2, 2002


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                             TABLE OF CONTENTS


                                                                                                                 Page


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Section 1.     Definitions........................................................................................2

Section 2.     Purchase of Non-Voting Stock by the Purchasers.....................................................4

   2.1   SALE AND PURCHASE OF NON-VOTING STOCK....................................................................4
   2.2   ADJUSTMENT OF PURCHASE PRICE.............................................................................5
   2.3   DEEMED EXERCISE OF RIGHTS................................................................................5
   2.4   FAILURE OF RIGHTS OFFERING TO OCCUR......................................................................5

Section 3.     Representations and Warranties of the Purchasers...................................................5

   3.1   ORGANIZATION.............................................................................................5
   3.2   DUE AUTHORIZATION........................................................................................6
   3.3   DUE EXECUTION; ENFORCEABILITY............................................................................6
   3.4   CONSENTS.................................................................................................6
   3.5   NO CONFLICTS.............................................................................................6
   3.6   INVESTMENT REPRESENTATIONS AND WARRANTIES................................................................6
   3.7   NO BROKERS...............................................................................................7

Section 4.     Representations and Warranties of the Company......................................................7

   4.1   ORGANIZATION.............................................................................................7
   4.2   DUE AUTHORIZATION........................................................................................8
   4.3   DUE EXECUTION; ENFORCEABILITY............................................................................8
   4.4   CONSENTS.................................................................................................8
   4.5   NO CONFLICTS.............................................................................................8
   4.6   CAPITALIZATION...........................................................................................8
   4.7   DUE ISSUANCE AND AUTHORIZATION OF CAPITAL STOCK..........................................................9
   4.8   FORM S-3 ELIGIBILITY....................................................................................10
   4.9   BOARD OF DIRECTORS......................................................................................10

Section 5.     Conditions Precedent to Obligations of the Company................................................10

   5.1   NO LITIGATION...........................................................................................10
   5.2   PERFORMANCE.............................................................................................10
   5.3   DELIVERIES..............................................................................................10

Section 6.     Conditions Precedent to the Obligations of the Purchasers.........................................10

   6.1   NO LITIGATION...........................................................................................10
   6.2   PERFORMANCE.............................................................................................11
   6.3   DELIVERIES..............................................................................................11

Section 7.     Closing...........................................................................................11

Section 8.     Covenants.........................................................................................11

   8.1   THE TENDER OFFER........................................................................................11
   8.2   SPECIAL MEETING OF STOCKHOLDERS.........................................................................12
   8.3   THE RIGHTS OFFERING.....................................................................................13
   8.4   LISTING OBLIGATION......................................................................................15
   8.5   AMENDMENTS TO THE RIGHTS OF THE PURCHASERS..............................................................15
   8.6   TRANSFER OF NON-VOTING STOCK............................................................................17
   8.7   PRO-RATA VOTING PURCHASERS' TENDER SHARES...............................................................18
   8.8   COOPERATION WITH THE RIGHTS OFFERING....................................................................18
   8.9   COURT APPROVAL OF SETTLEMENT AGREEMENT..................................................................18
   8.10  FURTHER ASSURANCES......................................................................................18

Section 9.     Miscellaneous.....................................................................................18

   9.1   NOTICES.................................................................................................18
   9.2   INDEMNIFICATION.........................................................................................19
   9.3   FEES AND EXPENSES.......................................................................................19
   9.4   SURVIVAL OF REPRESENTATIONS AND WARRANTIES ETC..........................................................19
   9.5   ASSIGNMENT..............................................................................................20
   9.6   LEGEND..................................................................................................20
   9.7   REMOVAL OF LEGEND.......................................................................................20
   9.8   ENTIRE AGREEMENT........................................................................................20
   9.9   WAIVERS AND AMENDMENTS..................................................................................21
   9.10  GOVERNING LAW; JURISDICTION; VENUE; PROCESS.............................................................21
   9.11  COUNTERPARTS............................................................................................21
   9.12  HEADINGS................................................................................................21
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                            INVESTMENT AGREEMENT

                  THIS INVESTMENT AGREEMENT (this "Agreement") is made this 2nd day of April, 2002 among Rare Medium Group, Inc., a Delaware corporation (the "Company"), and each of the signatories identified on the signature page to this Agreement (collectively, the "Purchasers" and, individually, a "Purchaser").

                            W I T N E S S E T H:
                            - - - - - - - - - -

         WHEREAS, in connection with, and as part of, an agreement to settle pending and threatened litigation in the matter of In Re Rare Medium Group, Inc. Shareholders Litigation, Consolidated C.A. No. 18879NC, an executed copy of which is attached hereto as Exhibit A (the "Settlement Agreement"), the Company and the Purchasers desire to enter into this Agreement;

         WHEREAS, each Purchaser owns shares of the Company's Series A Stock, Common Stock and Warrants;

         WHEREAS, the Board of Directors has determined that, among other things, in order to maintain the listing of the Company's Common Stock on the Nasdaq, the Company desires to solicit proxies to vote at a special meeting of stockholders (the "Special Meeting") to approve an amendment to the Restated Charter which provides for a one for ten reverse stock split (the "Reverse Stock Split") of each of the issued and outstanding shares of Common Stock and Non-Voting Stock;

         WHEREAS, in connection with the Settlement Agreement, the Board of Directors has determined that it is in the best interests of the Company and its stockholders to effect a rights offering ("Rights Offering") and to distribute non-transferable rights (the "Rights") to purchase Common Stock (or, in the case of Rights distributed to the Purchasers or any of their Affiliates, Non-Voting Stock) to holders of Series A Stock, Common Stock and Warrants;

         WHEREAS, in connection with the Settlement Agreement, each of the Purchasers has agreed to purchase shares in advance of the Rights Offering equal to its pro rata share in the form of Non-Voting Stock in lieu of Common Stock that otherwise would have been subject to the Rights distributed to the Purchasers in the Rights Offering, at the same price at which shares of Common Stock will be offered to the Company's other stockholders pursuant to the Rights Offering (the "Advance Purchase");

         WHEREAS, the Company also desires to submit for stockholders' approval at the Special Meeting the issuance of the shares of Common Stock in connection with the Rights Offering;

         WHEREAS, in connection with the Settlement Agreement and to provide additional liquidity to the stockholders, as soon as practicable after the Closing, the Purchasers have agreed to commence a tender offer to purchase up to 15,002,909 shares of Common Stock on the terms and subject to the conditions set forth herein; and

         WHEREAS, in order to facilitate the Settlement Agreement and the Rights Offering, the Purchasers are, among other things, willing to implement the independent directors agreement set forth in the Settlement Agreement and willing to waive, under the circumstances set forth herein and in the Settlement Agreement, certain rights related to their ownership of Series A Stock and Warrants, including the cancellation of 20% of the Warrants, altering the form of payment of the dividends on the Series A Stock for a designated time period, foregoing certain anti-dilution rights, foregoing certain over-subscription rights and agreeing to offer to purchase shares of Common Stock at a premium to the market price;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties to this Agreement hereby agree as follows:

Section 1. Definitions. For purposes of this Agreement, the following terms will have the meaning set forth below:

         "Adjustment Amount" has the meaning assigned it in Section 2.2(a).

         "Advance Purchase" has the meaning assigned it in the Preamble.

         "Affiliate" of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Agreement" means this Investment Agreement.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

         "Closing" has the meaning assigned it in Section 2.1.

         "Closing Date" has the meaning assigned it in Section 7.

         "Common Stock" means the Company's Common Stock, par value $0.01 per share.

         "Company" has the meaning assigned it in the Preamble.

         "Conversion Proposal" means a proposal contained in a Proxy Statement approving the exchange of Non-Voting Stock for Common Stock, on a one for one basis, under the circumstances contemplated by Section 8.6(b) in respect of which a majority of those shares represented at the Special Meeting, are voted in favor thereof.

         "Disposition" has the meaning assigned it in Section 8.6(b).

         "Encumbrances" means any liens, claims, judgments, charges, mortgages, security interests, pledges, other encumbrances or preemptive or any other similar rights of any or all of the stockholders of the Company or others.

         "Expiration Date" has the meaning assigned it in Section 8.1(a).

         "Final" means the date on which an order is affirmed on appeal, or otherwise becomes no longer subject to judicial review or modification, whether by lapse of time to appeal or otherwise.

         "Final Judgment" has the meaning assigned it in Section III(H) of the Settlement Agreement.

         "Indemnitees" has the meaning assigned it in Section 9.2.

         "Independent Directors Agreement" has the meaning assigned to it in Section III(C)(6) of the Settlement Agreement.

         "Nasdaq" means the Nasdaq National Market System.

         "Non-Voting Stock" means the Company's Non-Voting Common Stock, par value $0.01 per share.

         "Notice" has the meaning assigned it in Section 8.6(a).

         "Offer" has the meaning assigned it in Section 8.1(a).

         "Offer Documents" has the meaning assigned it in Section 8.1(c).

         "Offer Price" has the meaning assigned it in Section 8.1(a).

         "Offer to Purchase" means an offer to purchase pursuant to the terms of the Offer.

         "Original Investment Agreement" means the Amended and Restated Securities Purchase Agreement among the Company and the Purchasers dated as of June 4, 1999.

         "Person" includes all natural persons, corporations, business trusts, limited liability companies, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

         "Proxy Statement" means a Proxy Statement on Schedule 14A (together with any amendments and supplements thereto and including the exhibits thereto).

         "Purchase Price" has the meaning assigned it in Section 2.1.

         "Purchasers" has the meaning assigned it in the Preamble.

         "Restated Charter" means the Company's Restated Certificate of Incorporation.

         "Restated Bylaws" means the Company's Amended and Restated By-laws.

         "Reverse Split Stock" has the meaning assigned it in the Preamble.

         "Rights" means the non-transferable rights to purchase Common Stock or, in the case of Rights distributed to the Purchasers or any of their Affiliates, Non-Voting Stock.

         "Rights Offering" has the meaning assigned it in the Preamble.

         "Rights Shares" means the shares of Common Stock and Non-Voting Stock issuable upon exercise of the Rights.

         "Schedule TO" means a Transaction Statement on Schedule TO (together with any amendments and supplements thereto and including the exhibits thereto).

         "SEC" means the Securities and Exchange Commission.

         "Securities" means any of a Purchaser's shares of Common Stock, Non-Voting Stock, Series A Stock or Warrants, including, without limitation, any securities acquired in the Offer or otherwise after the date hereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Stock" means the Company's Series A Convertible Preferred Stock, par value $0.01 per share.

         "Settlement Agreement" has the meaning assigned it in the Preamble.

         "Special Meeting" has the meaning assigned it in the Preamble.

         "Subscription Price" has the meaning assigned it in Section
8.3(b).

         "Tendered Shares" means up to 15,002,909 shares of Common Stock validly tendered in the Offer on or prior to the Expiration Date and not withdrawn prior to the Expiration Date.

         "Transfer" has the meaning assigned it in Section 8.6(a).

         "Voting Power" means, calculated at a particular point in time, the aggregate votes represented by all of the then outstanding Common Stock, Series A Stock and any other securities of the Company then entitled to vote generally in the election of directors of the Company.

         "Warrants" means the Company's Series 1-A Warrants to purchase Common Stock and Series 2-A Warrants to purchase Common Stock.

Section 2.        Purchase of Non-Voting Stock by the Purchasers.

         2.1 Sale and Purchase of Non-Voting Stock. Pursuant to the terms and subject to the conditions of this Agreement, the Company agrees to issue, sell and deliver to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, at the closing of the transactions contemplated by this Section 2 (the "Closing"), 38,765,848 shares of Non-Voting Stock for a purchase price per share of $0.255 (the "Purchase Price"), subject to adjustment as provided in Section 2.2. Each Purchaser will pay the Purchase Price for and will receive such number of shares of Non-Voting Stock as set forth in Schedule 1 hereto.

         2.2 Adjustment of Purchase Price. Recognizing that it is the intention of the Company and the Purchasers that the price per share paid by the Purchasers pursuant to Section 2.1 for the Non-Voting Stock equal the price per share to be established for the Rights Offering, the Company and the Purchasers agree that within five (5) Business Days following the effectiveness of the registration statement covering the Rights in the Rights Offering:

               (a) In the event that the Subscription Price exceeds the Purchase Price, then each Purchaser will deliver to the Company by wire transfer of immediately available funds an amount equal to the product of (i) the number of shares of Non-Voting Stock purchased by such Purchaser at the Closing, multiplied by (ii) the difference between the Subscription Price and the Purchase Price (the "Adjustment Amount"); or

               (b) In the event that the Subscription Price is less than the Purchase Price, then the Company will deliver to each Purchaser by wire transfer of immediately available funds the Adjustment Amount.

         2.3 Deemed Exercise of Rights. The Non-Voting Stock acquired by the Purchasers in Section 2.1 will be deemed to be the exercise of the Rights that otherwise would have been distributable and exercisable by the Purchasers in the Rights Offering based on the number of shares of Series A Stock, Common Stock and Warrants held by the Purchasers on the day prior to the Closing Date, other than any Rights that may be exercisable as a result of the Purchaser's oversubscription privileges, as discussed in Section 8.3(c).

         2.4 Failure of Rights Offering to Occur. In the event that the Rights Offering does not occur on or prior to June 30, 2003 or is not approved at the Special Meeting, then a committee consisting of all of the independent directors (as such term is defined in Nasdaq Marketplace Rule 4200(a)(14)) of the Company desiring to serve on such committee may elect to cause the sale and purchase of the Non-Voting Stock to be rescinded and the Non-Voting Stock to be immediately cancelled. In such event, within five Business Days of such date (i) each Purchaser will surrender the certificates representing the Non-Voting Stock for cancellation; provided that such certificates will be automatically cancelled, without any action on the part of the Company or such Purchaser, whether or not surrendered, and (ii) the Company will deliver to each Purchaser, by wire transfer of immediately available funds, the aggregate Purchase Price paid by such Purchaser plus interest accrued thereon at the prime rate of interest reported in the Wall Street Journal on the date of determination.

Section 3. Representations and Warranties of the Purchasers. Each Purchaser hereby severally, and not jointly, represents and warrants to the Company as follows:

         3.1 Organization. It (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(b) is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to either prevent or materially delay its ability to perform its obligations hereunder, and (c) has all power and authority to carry on its business as it now is being conducted and to consummate the transactions contemplated by this Agreement.

         3.2 Due Authorization. It has the requisite limited liability company or partnership power and authority to enter into, execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary limited liability company or partnership action required for the due authorization, execution, delivery and performance by it of this Agreement.

         3.3 Due Execution; Enforceability. This Agreement has been duly and validly executed and delivered by each Purchaser and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         3.4 Consents. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of federal securities laws, applicable state securities or blue sky laws, to the best knowledge of the Purchasers, neither the execution, delivery or performance of this Agreement by such Purchaser, nor the consummation by it of the obligations and transactions contemplated by this Agreement requires any consent of, authorization by, exemption from, filing with, or notice to any governmental entity or any other Person.

         3.5 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (a) conflict with or result in any breach of any provision of its certificate or articles of limited partnership or limited liability company, as the case may be, partnership agreement, operating agreement or other governing documents, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which it is a party or by which any of its properties or assets are bound, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to it or by which any of its properties or assets are bound or affected, except in the case of clauses (b) or (c), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated by this Agreement.

         3.6 Investment Representations and Warranties.

               (a) The shares of Non-Voting Stock being acquired by it hereunder are being acquired for its own account, for the purpose of investment and not with a view to or for sale in connection with any public resale or distribution thereof in violation of applicable securities laws.

               (b) It is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

               (c) It (i) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Non-Voting Stock and that it has requested from the Company, (ii) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information necessary to verify, any information furnished to it or to which it had access, and (iii) can bear the economic risk of such investment in the Non-Voting Stock, has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Non-Voting Stock and to protect its own interests in connection with such investment.

               (d) It has no need for liquidity in its investment in the Non-Voting Stock and is able to bear the economic risk of its investment in the Non-Voting Stock and the complete loss of all of such investment.

               (e) It understands that the transferability of the Non-Voting Stock is restricted, and that such restrictions will be reflected in an appropriate legend on the instruments representing the Non-Voting Stock.

               (f) It recognizes that an investment in the Company involves certain risks and has taken full cognizance of, and understands all of, the risks related to the acquisition of the Non-Voting Stock. It further acknowledges and understands that no federal or state agency has made any recommendation or endorsement of the Non-Voting Stock or any finding or determination as to the fairness of the investment therein.

         3.7 No Brokers. No broker's or finder's fees or commissions will be payable by any Purchaser with respect to the transactions contemplated by Section 2, and such Purchaser hereby indemnifies and holds the Company harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred at the instance of such Purchaser or any Person acting on behalf of or at the request of such Purchaser.

Section 4. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser as follows:

         4.1 Organization. The Company (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have a material adverse effect, and (c) has all corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted and to consummate the transactions contemplated by this Agreement.

         4.2 Due Authorization. The Company has the full corporate power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations under this Agreement and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement.

         4.3 Due Execution; Enforceability. This Agreement has been duly and validly executed and delivered by the Company and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         4.4 Consents. Except for the need to obtain stockholder approval as contemplated by Section 8.2 hereof, and filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of federal securities laws, applicable state securities or blue sky laws, to the best knowledge of the Company, neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by it of the obligations and transactions contemplated by this Agreement requires any consent of, authorization by, exemption from, filing with, or notice to any governmental entity or any other Person.

         4.5 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (a) conflict with or result in any breach of any provision of the Restated Charter or Restated Bylaws, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which it is a party or by which any of its properties or assets are bound, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to it or by which any of its properties or assets are bound or affected, except in the case of clauses (b) or (c), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated by this Agreement.

         4.6 Capitalization.

               (a) Immediately before the Closing, the authorized capital stock of the Company will consist of (i) 200,000,000 shares of Common Stock; (ii) 100,000,000 shares of Non-Voting Stock; and
         (iii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which 2,000,000 are designated as Series A Stock and 8,000,000 are undesignated as to series. The Company has no other class of capital stock authorized, issued or outstanding. The capitalization of the Company as of the date hereof, including, without limitation, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock, is set forth on Schedule 4.6(a).

               (b) Except as contemplated by this Agreement, the Original Investment Agreement, the Restated Charter and the Warrants, and as set forth on Schedule 4.6(b), as of the date of this Agreement,
         (i) there are no outstanding options, warrants, scrip, dividends, rights to subscribe to, calls or commitments of any character whatsoever to which the Company is a party relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock nor are any such issuances or arrangements contemplated, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Except as provided in the Original Investment Agreement, the Restated Charter, the Warrants or as set forth on Schedule 4.6(b), there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Non-Voting Stock in accordance with the terms of this Agreement. Except as contemplated by this Agreement, the Original Investment Agreement, the Restated Charter and the Warrants and as set forth on Schedule 4.6(b), the Company is not a party to, and has no knowledge of the existence of, any voting trust or other voting agreement with respect to any of the securities of the Company or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company. To the best of the Company's knowledge, except as contemplated by this Agreement, the Original Investment Agreement, the Restated Charter and the Warrants, no stockholder of the Company has any agreement obligating such stockholder to transfer shares of the Company.

         4.7 Due Issuance and Authorization of Capital Stock. All of the outstanding shares of capital stock of the Company have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as contemplated in this Agreement, the Original Investment Agreement, the Restated Charter and the Warrants, or as disclosed on Schedule 4.7, no shares of capital stock of the Company are subject to preemptive rights or any other similar rights of any or all of the stockholders of the Company and the issuance and delivery of the Non-Voting Stock to the Purchasers pursuant to the terms hereof will be duly authorized, validly issued, fully paid and non-assessable, and will vest in the Purchasers legal and valid title to the Non-Voting Stock, free and clear of all Encumbrances and will not be subject to preemptive rights or other similar rights of any or all of the stockholders of the Company and will not impose personal liability upon any or all of the Purchasers thereof. The Company will receive at the Closing an opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the Non-Voting Stock to be issued at the Closing substantially similar to the opinion to be received by the Company pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the registration statement relating to the Rights Offering.

         4.8 Form S-3 Eligibility. The Company is currently eligible under the eligibility requirements of General Instruction I.B.4 to Registration Statement on Form S-3 to register the resale of its Common Stock and Non-Voting Stock on a registration statement on Form S-3 under the Securities Act. To the knowledge of the Company, there exists no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the shares of Common Stock and Non-Voting Stock in accordance with the terms of the registration rights previously granted to the Purchasers in the Original Investment Agreement.

         4.9 Board of Directors. The Board of Directors has declared that the Reverse Stock Split, the Rights Offering, the Settlement Agreement, the Conversion Proposal, this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Company and its stockholders. The Board of Directors has recommended that the stockholders approve (i) an amendment to the Restated Charter in order to effect the Reverse Stock Split, (ii) the issuance of the Rights Shares in connection with the Rights Offering; and (iii) the Conversion Proposal.

Section 5. Conditions Precedent to Obligations of the Company. The obligation of the Company to proceed with the Closing will be subject to the fulfillment of the following conditions, any of which may be waived, in whole or in part, by the Company:

         5.1 No Litigation. No temporary restraining order or preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated in this Agreement not be consummated will be in effect, and there will be no outstanding threat by any governmental or regulatory agency of competent jurisdiction to obtain a temporary restraining order or preliminary or permanent injunction with respect to the transactions contemplated by this Agreement.

         5.2 Performance. The Purchasers will have performed in all material respects all of the covenants and agreements set forth in this Agreement expressly required to be performed by them at or prior to the Closing, and will have obtained all consents and approvals required to be obtained by the Purchasers for the consummation of the transactions contemplated by this Agreement.

         5.3 Deliveries. Each Purchaser will have delivered to the Company the following items:

               (a) the Purchase Price payable by wire transfer, in immediately available funds to an account that the Company will designate in writing to the Purchasers at least two (2) Business Days prior to the Closing Date; and

               (b) Evidence of the execution and delivery of the Settlement Agreement.

Section 6. Conditions Precedent to the Obligations of the Purchasers. The obligations of the Purchasers to proceed with the Closing will be subject to the fulfillment of the following conditions, any of which may be waived, in whole or in part, by the Purchasers:

         6.1 No Litigation. No temporary restraining order or preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated in this Agreement not be consummated will be in effect, and there will be no outstanding threat by any governmental or regulatory agency of competent jurisdiction to obtain a temporary restraining order or preliminary or permanent injunction with respect to the transactions contemplated by this Agreement.

         6.2 Performance. The Company will have performed in all material respects all of the covenants and agreements set forth in this Agreement expressly required to be performed by it at or prior to the Closing, and will have obtained all consents and approvals required to be obtained by the Company for the consummation of the transactions contemplated by this Agreement.

         6.3 Deliveries. The Company will have delivered to the Purchasers the following items:

               (a) Stock Certificates representing the shares of Non-Voting Stock referred to in Section 2.1 (in such denominations as will be specified in writing by each Purchaser), each of which will be registered in each Purchaser's name;

               (b) Copies of resolutions of the Board of Directors, certified by the Secretary of the Company: (i) approving and authorizing the issuance of the Non-Voting Stock to the Purchasers, (ii) approving and authorizing the execution, delivery and performance of this Agreement, the Settlement Agreement and all other documents and instruments to be delivered pursuant hereto and thereto, (iii) determining that the Reverse Stock Split, the Rights Offering, this Agreement, the Settlement Agreement, the Conversion Proposal and the transactions contemplated hereby and thereby, are advisable and in the best interests of the Company and its stockholders, (iv) approving the Reverse Stock Split, the Rights Offering, this Agreement, the Settlement Agreement, the Conversion Proposal and the transactions contemplated hereby and thereby, and (v) approving and authorizing the filing and distribution of proxy materials and Rights Offering documents with the SEC and, ultimately, to the stockholders; and

               (c) Evidence of the execution and delivery of the Settlement Agreement.

Section 7. Closing. The Closing will occur at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, at 9:00 a.m., New York time, on or before the next Business Day after the satisfaction or waiver of all of the conditions to the Closing set forth in Section 5 and Section 6 of this Agreement or such other location, date and time as agreed upon by the Purchasers and the Company (the "Closing Date"). In addition, the parties will execute and deliver the documents referred to in Section 5 and Section 6 hereof.

Section 8. Covenants. The Company and the Purchasers hereby agree to do the following:

         8.1 The Tender Offer.

               (a) As promptly as is practicable after the Closing Date, the Purchasers will commence a tender offer to purchase up to 15,002,909 shares of Common Stock (the "Offer") at a price per share equal to 105% of the average closing prices of the Common Stock on Nasdaq for the five days immediately preceding the commencement of the Offer (the "Offer Price"). However, the Offer Price will be no more than 130% and no less than 90% of the Purchase Price specified in Section 2.1. The initial expiration date for the Offer will be the twenty-first Business Day from and after the date the Offer is commenced, including the date of commencement as the first Business Day (such initial expiration date as it may be extended in accordance with applicable securities laws, the "Expiration Date"). The obligations of the Purchasers to accept for payment and to pay for Tendered Shares will be subject only to those conditions set forth in Annex A hereto and such other customary conditions as are reasonably satisfactory to the Company and the Purchasers. The Purchasers will, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and purchase, as soon as practicable after the Expiration Date, all Tendered Shares.

               (b) The Offer will be made by means of an Offer to Purchase. Subject to the terms and conditions of the Offer, the Purchasers will use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Offer. The Purchasers recognize and acknowledge that the Company will remain neutral and will not take a position with respect to the Offer.

               (c) As promptly as practicable on the date the Offer is commenced, with respect to the Offer, the Purchasers, together with such other Persons as are required to be included as parties to such filing, if any, will file with the SEC the Schedule TO. The Schedule TO will contain or incorporate by reference the Offer to Purchase and a form of letter of transmittal and any other documents related to the Offer (the Schedule TO, the Offer to Purchase, the letter of transmittal and such other documents, together with any amendments and supplements thereto, collectively will be referred to herein as the "Offer Documents"). The Company and its counsel will be given an opportunity to review and comment on the Schedule TO. The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws. The Purchasers will take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to the stockholders of the Company, in each case as and to the extent required by applicable federal securities laws. The Company will provide to the Purchasers the Company's stockholder list and security position lists in respect of the Common Stock for the purpose of distributing the Offer Documents to stockholders. Each of the Purchasers promptly will correct any information provided by it for use in the Offer Documents if and to the extent that such information becomes false or misleading in any material respect, and each of the Purchasers will take all steps necessary to cause the Offer Documents, as so corrected, to be filed with the SEC and to be disseminated to the stockholders of the Company, in each case as and to the extent required by applicable federal securities laws.

         8.2  Special Meeting of Stockholders.

               (a) The Company will call the Special Meeting which will be held in accordance with the requirements of the Delaware General Corporation Law, the Restated Charter and the Restated Bylaws. At the Special Meeting, the Board of Directors will submit to a vote of the stockholders proposals regarding (i) an amendment to the Restated Charter in order to effect the Reverse Stock Split, (ii) the issuance of the Rights Shares in connection with the Rights Offering, and (iii) the Conversion Proposal, and subject to their fiduciary duties, the Board of Directors will recommend to its stockholders approval of such matters.

               (b) As promptly as is practicable after the Closing, the Company will prepare and file with the SEC the Proxy Statement covering the solicitation of proxies for the Special Meeting to approve the Reverse Stock Split, the Rights Offering and the Conversion Proposal. Each of the Purchasers and its counsel will be given an opportunity to review and comment upon the Proxy Statement before it is filed with the SEC. In addition, the Company will provide the Purchasers and their counsel with any written comments or other written communications that the Company or its counsel receives from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments or other communications.

         8.3  The Rights Offering.

               (a) As promptly as practicable after the Closing Date, the Company will prepare and file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration of securities), covering the issuance of the Rights and the Rights Shares. The Company will not permit any securities other than the Rights and the Rights Shares to be included in such registration statement. The registration statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) will be provided to the Purchasers and their counsel prior to its filing with or other submission to the SEC. The registration statement will comply in all material respects with the provisions of applicable federal securities laws. The Company promptly will correct any information provided by it for use in the registration statement if and to the extent that such information becomes false or misleading in any material respect, and the Company will take all steps necessary to cause the registration statement, as so corrected, to be filed with the SEC and to be disseminated to the distributees of the Rights, in each case as and to the extent required by applicable federal securities laws. The Purchasers and their counsel will be given a reasonable opportunity to review and comment upon the registration statement before it is filed with the SEC. In addition, the Company will provide the Purchasers and their counsel with any written comments or other written communications that the Company or its counsel receives from time to time from the SEC or its staff with respect to the registration statement promptly after the receipt of such comments or other communications. The Company will use its best efforts to cause the registration statement to be filed pursuant to this Section 8.3(a) to be declared effective by the SEC as soon as possible after the registration statement is filed with the SEC, but in no event prior to the Expiration Date.

               (b) Promptly following the setting of the Subscription Price and the effective date of the registration statement, the Company will commence the Rights Offering. In the Rights Offering, the Company will distribute, at no cost to the record holders of the Series A Stock, Common Stock and the Warrants, (i) one Right for each share of Common Stock, (ii) one Right for each share of Common Stock into which the Series A Stock is convertible and
         (iii) one Right for each share of Common Stock into which 80% of the Warrants are exercisable. Each Right will entitle the holder to purchase, at the election of the holder thereof, one share of Common Stock, or in the case of Rights distributed to the Purchasers or any of their Affiliates, Non-Voting Stock, for a subscription price per share equal to 85% of the average closing prices of the Common Stock on Nasdaq over a number of trading days to be determined in good faith by the Board of Directors (but such period of trading days will not commence earlier than six (6) Business Days after the closing of the Offer) immediately preceding the effective date of the registration statement (the "Subscription Price"). However, the Subscription Price will be no more than 130% and no less than 70% of the Purchase Price specified in Section 2.1. The Rights Offering will remain open for at least twenty (20) Business Days. The Rights will expire at 5:00 p.m., New York, New York local time on the third Business Day following the date of the Special Meeting, except as otherwise required by applicable law or the preceding sentence. Consummation of the Rights Offering will be subject to approval of the issuance of shares of Common Stock thereunder by the stockholders of the Company in accordance with the Marketplace Rules of the NASD.

               (c) Each holder of Rights who exercises in full its basic subscription privilege will be entitled to subscribe for additional Rights Shares at the Subscription Price. The Rights received by the Purchasers with respect to their basic subscription privilege will be deemed to have been exercised by the Advance Purchase. If the number of Rights Shares remaining after the exercise of all basic subscription privileges is not sufficient to satisfy all oversubscription privileges, the Rights holders will be allocated Rights Shares pro rata and in proportion to the number of Rights Shares purchased through the basic subscription privilege; provided, however, that the oversubscription rights of the Purchasers will assume that the Purchasers' basic subscription privilege was limited to 12,709,499 shares of Common Stock. If the pro rata allocation exceeds the number of Rights Shares requested on the subscription certificate, then the Rights holder only will receive the number of Rights Shares requested, and the remaining Rights Shares from such Rights holder's pro rata allocation will be divided among other Rights holders exercising their oversubscription privileges. If the pro rata allocation is less than the number of Rights Shares requested on the subscription certificate, then the excess funds paid by that Rights holder as the Subscription Price for the Rights Shares not issued will be returned without interest or deduction.

               (d) The closing of the purchase of the oversubscription privilege by each Purchaser will occur at the time, for the Subscription Price, in the manner, and on the terms and conditions (other than as modified by this Section 8.3) as set forth in the Rights Offering.

               (e) The Company will pay all expenses associated with the registration statement referred to in Section 8.3(a) and the Rights Offering, including, without limitation, filing and printing fees, fees and expenses of the subscription agent, counsel and accounting fees and expenses, costs associated with clearing the Rights and Rights Shares for sale under applicable state securities laws, listing fees and the Purchasers reasonable fees in connection with the registration including, without limitation, the reasonable attorneys' fees of counsel to the Purchasers.

         8.4 Listing Obligation. So long as the Company has securities listed on Nasdaq or any other stock exchange, the Company will take all reasonable steps necessary, and pay all reasonable fees required, to list all of the shares of Common Stock issued pursuant to the Rights Offering on Nasdaq or such other stock exchanges or systems of automated dissemination of quotations of securities prices in the United States of America on which the Common Stock then is listed. Following the initial listing of such shares, the Company, consistent with the Board of Directors' fiduciary duties, will use its reasonable efforts to maintain the listing of such shares whenever the Company's Common Stock is listed on any such exchange.

         8.5 Amendments to the Rights of the Purchasers. In order to facilitate the Settlement Agreement and the transactions contemplated in this Agreement:

               (a) On the date that the Final Judgment becomes Final:

                     (i) The Purchasers will surrender to the Company for
               cancellation Warrants to acquire 2,752,452 shares of Common Stock, comprised of Series 1-A Warrants to acquire 299,943 shares of Common Stock and Series 2-A Warrants to acquire 2,452,509 shares of Common Stock;

                     (ii) The Company and the Purchasers will effect the
               Independent Directors Agreement; and

                     (iii) Notwithstanding anything to the contrary set
               forth in the Restated Charter, the Purchasers irrevocably waive their right to elect to receive dividends on the Series A Stock in cash, rather than in kind, for any dividend payment date occurring after June 30, 2002 and on or prior to June 30, 2004.

               (b) On the date of this Agreement:

                     (i) Notwithstanding anything to the contrary set forth
               in the Restated Charter and the Warrants, the Purchasers waive any adjustment to the conversion price of the Series A Stock and the exercise price of the Warrants pursuant to the anti-dilution provisions contained in such documents only with respect to (i) shares of Non-Voting Stock issued to the Purchasers at the Closing; (ii) the Rights (whether or not exercised) issued to the Purchasers; (iii) the Rights issued to the other stockholders of the Company which expire unexercised; and (iv) shares of Non-Voting Stock issued to the Purchasers pursuant to any exercise of the oversubscription privilege by the Purchasers in the Rights Offering. The conversion price and the exercise price will be adjusted in accordance with their terms as a result of any other issuance of Common Stock in the Rights Offering.

                     (ii) The first sentence of the definition of
               "Purchaser Shares" set forth in Section 9.1 of the Original Investment Agreement is hereby deleted in its entirety and replaced with the following: "Purchaser Shares" means at any time, without duplication, (i) Conversion Shares and Warrant Shares issuable upon conversion of Series A Preferred Shares or exercise of Series 1-A Warrants or Series 2-A Warrants; and (ii) all shares of Common Stock and Non-Voting Common Stock owned at any time by the Purchaser or any Holder.

                     (iii) At any meeting of the stockholders of the
               Company, however called, or in connection with any written consent of the holders of capital stock, each Purchaser will vote all of its shares of Common Stock, Non-Voting Stock (if and to the extent that such shares are entitled to vote pursuant to the General Corporation Law of the State of Delaware) or Series A Stock, including, without limitation, any securities acquired in the Offer or otherwise after the date hereof, in favor of the approval of the issuance of the Rights Shares in connection with the Rights Offering, the Company's proposed amendment to its Restated Charter in order to effect the Reverse Stock Split, and all other actions required in furtherance of either proposal; provided, however, that all shares of Common Stock acquired in the Offer will be voted pro rata with all other votes cast at such meeting (or by written consent) by holders of Common Stock.

                     (iv) Until the earliest to occur of: (i) the record
               date for the Special Meeting, (ii) the date that the Board of Directors decides not to consummate the Rights Offering or (iii) September 30, 2002, no Purchaser will (x) sell, exchange, pledge, encumber or otherwise transfer or dispose of, or agree to sell, exchange, pledge, encumber or otherwise transfer or dispose of, any of its Securities, or any interest therein, (y) deposit its Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities or grant any proxy with respect thereto, or (z) enter into any agreement, arrangement, commitment, understanding or undertaking to do any of the foregoing;

                     (v) Each Purchaser, in its capacity as a holder of all
               of the outstanding shares of the Series A Stock, hereby consents to the Rights Offering for purposes of Section 8.2(c) of the Original Investment Agreement.

                     (vi) Each Purchaser hereby agrees that it will not
               sell, exchange, pledge, encumber or otherwise transfer or dispose of, or agree to sell, exchange, pledge, encumber or otherwise transfer or dispose of, any shares of Series A Stock or Warrants unless such transferee agrees in writing, in addition to any requirements set forth in the Original Investment Agreement, to comply with and be bound by Sections 8.5(a)(i), 8.5(a)(ii), 8.5(a)(iii), 8.5(b)(i),
               8.5(b)(iii), 8.5(b)(v), 8.5(b)(vii) and 8.5(b)(viii) hereof.

                     (vii) Each Purchaser hereby waives its
               over-subscription rights arising under Section 7.12 of the Original Investment Agreement with respect to the Rights Offering.

                     (viii) Each Purchaser hereby agrees in connection with
               the Rights Offering that such Purchaser will not and will cause all of its direct and indirect transferees and assigns (and subsequent transferees and assigns) of Common Stock, Non-Voting Stock, Series A Stock, Warrants and/or Rights, including, without limitation, any securities acquired in the Offer or otherwise after the date hereof, not to, with respect to Rights distributed to such Purchaser and all such transferees and assigns, exercise or transfer such Rights (or exercise any over-subscription privilege except in accordance with Section 8.3(c)) and will hold such Rights until such time as they expire without value.

         8.6  Transfer of Non-Voting Stock.

               (a) Following the expiration of the restrictions set forth in Section 8.5(b)(iv), if a Purchaser or any subsequent transferee desires to sell, assign, pledge or otherwise transfer (each, a "Transfer") any shares of Non-Voting Stock to any Person, other than an Affiliate of such Purchaser, which Transfer of Non-Voting Stock is not the subject of an effective registration statement under the Securities Act and in accordance with the plan of distribution described in such registration statement, the holder thereof will give written notice to the Company of such holder's intention to effect such Transfer and to comply in all other respects with this Section 8.6 ("Notice"). Each such Notice shall describe the manner and circumstances of the proposed Transfer. If within five business days after receipt by the Company of such Notice, the Company requests an opinion of counsel for such holder that the proposed Transfer may be effected without registration of such shares of Non-Voting Stock under the Securities Act, then the Company shall not be required to register such Transfer, and such holder shall not be entitled to effect such Transfer, unless and until the Company receives such an opinion of counsel (which counsel and opinion shall each be reasonably satisfactory to the Company). Such holder shall thereupon be entitled to Transfer such shares in accordance with the terms of the Notice delivered by such holder to the Company. Each certificate representing such Non-Voting Stock issued upon or in connection with such Transfer shall bear the restrictive legends required by Section 9.6.

               (b) Following the expiration of the restrictions set forth in Section 8.5(b)(iv), if a Purchaser desires to Transfer any shares of Non-Voting Stock to any Person, other than an Affiliate of such Purchaser, in an amount not to exceed more than 10% of the Voting Power of the Company and such transferee will not, to the knowledge of such Purchaser, after giving effect to such Transfer beneficially own securities representing more than 15% of the Voting Power (a "Disposition"), then, at the request of such Purchaser, the Company will exchange such shares of Non-Voting Stock for shares of Common Stock. A Purchaser may also exchange shares of Non-Voting Stock for shares of Common Stock if, after giving effect to such exchange, the Purchasers collectively will own no more than 29.9% of the Voting Power of the Company (an "Exchange"). In order to effect any such Disposition or Exchange, such Purchaser will deliver to the Company Notice of such Disposition or Exchange, and shall otherwise comply with the terms of Section 8.6(a) above. Upon surrender of certificates representing the shares of Non-Voting Stock that are being exchanged as part of such Disposition or Exchange, the Company will issue to the transferee or such Purchaser, as the case may be, certificates representing the appropriate number of shares of Common Stock.

               (c) Notwithstanding the foregoing, the Company shall have no obligation under Section 8.6(b) to exchange any shares of Non-Voting Stock for Common Stock unless the Conversion Proposal has been approved by the Company's stockholders.

               (d) Until the earliest to occur of: (i) the date that the Rights Offering is not approved at the Special Meeting, (ii) the consummation of the Rights Offering or (ii) June 30, 2003, each Purchaser agrees that it will not Transfer any shares of Non-Voting Stock to any Person, in accordance with Section 8.6(b), unless such transferee agrees in writing to comply with and be bound by Section 2.4 hereof.

         8.7 Pro-Rata Voting Purchasers' Tender Shares. So long as any Tendered Shares are held by the Purchasers or any Affiliates, the Purchasers or any Affiliates will cause all such shares held by them, which would otherwise entitle the Purchasers or any Affiliates, collectively, to cast more than 29.9% of the Voting Power of the Company, to be voted at any meeting of stockholders and in connection with any action by written consent, pro rata with all other votes cast at such meeting (or by written consent) by holders of Common Stock.

         8.8 Cooperation with the Rights Offering. Each Purchaser acknowledges that the Company intends to undertake the Rights Offering, and, in such regard, such Purchaser will, and will cause its designees on the Company's Board of Directors to, cooperate with the Company, subject to their fiduciary duties to the Company, in order to facilitate the Rights Offering.

         8.9 Court Approval of Settlement Agreement. The parties will use their best efforts to (i) obtain court approval of the Settlement Agreement and (ii) obtain an order approving the Settlement Agreement which will become Final. However, except as set forth in Section 8.5(a), the parties acknowledge that the parties' obligations hereunder are not subject to, or contingent upon, such approval.

         8.10 Further Assurances. From time to time after the Closing, the parties hereto shall execute, acknowledge and deliver to the other party such other instruments, documents, and certificates and will take such other actions as the other party may reasonably request in order to consummate the transactions contemplated by this Agreement and the Settlement Agreement.

Section 9.        Miscellaneous.

         9.1 Notices. Any notice or other communication required or which may be given pursuant to this Agreement will be in writing and either delivered personally to the addressee, telecopied to the addressee or mailed, certified or registered mail, postage prepaid, and will be deemed given when so delivered personally or telecopied or, if mailed, five (5) days after the date of mailing, as follows:

                     (i) if to the Purchasers, to:

                         c/o  Apollo Advisors IV, L.P.
                         1301 Avenue of the Americas
                         38th Floor
                         New York, NY 10019
                         Attention:  Marc J. Rowan
                         Facsimile:  (212) 515-3262

                  With a copy to:

                         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         590 Madison Avenue
                         New York, NY 10022
                         Attention:  Steven M. Pesner, P.C.
                         Facsimile:  (212) 872-1002

                     (ii) if to the Company, to:

                         44 West 18th Street, 6th Floor
                         New York, New York 10011
                         Attention:  General Counsel
                         Facsimile: (646) 638-4484

                  With a copy to:

                         Skadden, Arps, Slate, Meagher & Flom, L.L.P.
                         4 Times Square
                         New York, New York 10036
                         Attention: Gregory A. Fernicola
                         Facsimile:  (212) 735-2000

         9.2 Indemnification. The Company will indemnify, save and hold harmless each and all of the Purchasers, and each and all of their respective directors, officers, stockholders, employees, partners, members, managers, representatives, Affiliates, attorneys and agents and each and all of their respective heirs, successors, legal administrators and permitted assigns (the "Indemnitees") from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred by any or all of the Indemnitees in connection with or arising from the execution, delivery and performance by the Company of this Agreement and the transactions contemplated by this Agreement, except to the extent of any willful misconduct or gross negligence of the Indemnitees. This indemnification provision will be in addition to the rights of each and all of the Indemnitees to bring an action against the Company for breach of any term of this Agreement.

         9.3 Fees and Expenses. The Company will pay and hold each and all of the Purchasers harmless from liability for the payment of all reasonable legal expenses incurred by each and all of the Purchasers in connection with the preparation and negotiation of this Agreement, the other documents referred to in Sections 5, 6 and 8 of this Agreement, and the consummation of all of the various transactions contemplated by this Agreement.

         9.4 Survival of Representations and Warranties etc. All representations and warranties made in, pursuant to or in connection with this Agreement will survive the execution and delivery of this Agreement indefinitely, notwithstanding any investigation at any time made by or on behalf of any party hereto; and all statements contained in any certificate, instrument or other writing delivered by or on behalf of any party hereto pursuant to this Agreement or in connection with or in contemplation of the transactions contemplated by this Agreement will constitute representations and warranties by such party pursuant to this Agreement.

         9.5 Assignment. This Agreement will be binding upon and inure to the benefit of each and all of the parties to this Agreement and each and all of the other Indemnitees, and neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties to this Agreement without the prior written consent of the other parties. This Agreement can be assigned by any or all of the Purchasers to any Affiliate of Apollo Management IV, L.P. over which Apollo Management IV, L.P. or its Affiliates exercises investment authority, including with respect to voting and dispositive rights; provided, any such assignee assumes the obligations of the assignor hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the assignor. Notwithstanding the foregoing, no such assignment shall relieve the assignor of its obligations hereunder if such assignee fails to perform such obligations.

         9.6 Legend. Each Purchaser agrees with the Company that the certificates evidencing the shares of Non-Voting Stock to be purchased hereunder will bear the following legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VOTING, TRANSFER AND OTHER RESTRICTIONS CONTAINED IN AN INVESTMENT AGREEMENT, DATED AS OF APRIL 2, 2002, BETWEEN RARE MEDIUM GROUP, INC. AND APOLLO INVESTMENT FUND IV, L.P., APOLLO OVERSEAS PARTNERS IV, L.P. AND AIF IV/RRRR LLC (THE "INVESTMENT AGREEMENT"), AND ARE OTHERWISE SUBJECT TO THE PROVISIONS OF SUCH INVESTMENT AGREEMENT.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

         9.7 Removal of Legend. The Securities Act legend endorsed on the certificates pursuant to Section 9.6 hereof will be removed and the Company will issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of: (i) a registration statement with respect to the sale of such securities will have become effective under the Securities Act and such securities will have been disposed of in accordance with such registration statement, (ii) the securities will have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision).

         9.8 Entire Agreement. This Agreement (including any schedules to this Agreement) contains the entire agreement between the Company, on the one hand, and each Purchaser, on the other hand, with respect to the transactions contemplated by this Agreement and supersedes all prior agreements and representations, written or oral, with respect thereto.

         9.9 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

         9.10 Governing Law; Jurisdiction; Venue; Process. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. Any legal or equitable action or proceeding arising out of or in connection with this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term of this Agreement will be brought in the courts of the State of New York, in the County and City of New York or of the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, each of the parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each of the parties hereby irrevocably waives any objection which it may now or hereafter have to laying of jurisdiction or venue of any actions or proceedings arising out of or in connection with this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term of this Agreement brought in the courts referred to above and hereby further irrevocably waive and agree, not to plead or claim in any such court that any such action or proceeding has been brought in an inconvenient forum. Each of the parties further agrees that the mailing by certified or registered mail, return receipt requested, of any process required by any such court will constitute valid and lawful service of process against it, without necessity for service by any other means provided by statute or rule of court.

         9.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

         9.12 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.



                          [Execution Page Follows]


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                    RARE MEDIUM GROUP, INC.


                                    By:     /s/ Craig Chesser
                                    Name:   Craig Chesser
                                    Title:  Senior Vice President, Finance
                                              and Treasurer



                                    APOLLO INVESTMENT FUND IV, L.P.

                                    By: APOLLO ADVISORS IV, L.P.
                                        its general partner

                                    By: Apollo Capital Management IV, Inc.
                                        its general partner

                                    By:  /s/ Andrew D. Africk
                                         Name:    Andrew D. Africk
                                         Title:   Vice President


                                    APOLLO OVERSEAS PARTNERS IV, L.P.

                                    By:  APOLLO ADVISORS IV, L.P.
                                         its managing general partner

                                    By:  Apollo Capital Management IV, Inc.
                                         its general partner

                                    By:  /s/ Andrew D. Africk
                                         Name:    Andrew D. Africk
                                         Title:   Vice President


                                    AIF IV/RRRR LLC

                                    By:  /s/ Andrew D. Africk
                                         Name:    Andrew D. Africk
                                         Title:   Manager




                                 SCHEDULE 1


                                        Number of Shares of
                                         Non-Voting Stock          Aggregate
      Purchaser                          being Purchased         Purchase Price
---------------------------------       -------------------      --------------

Apollo Investment Fund IV, L.P.            29,686,886           $ 7,570,155.93

Apollo Overseas Partners IV, L.P.          1,593,276            $ 406,285.38

AIF IV/RRRR LLC                            7,485,686*           $ 1,908,849.93

TOTAL                                      38,765,848           $ 9,885,291.24


* All or any portion of these shares may be transferred to AIF IV/RRRR LLC from Apollo Investment Fund IV, L.P. after the Closing Date.



                                  ANNEX A

                                  -------

                          CONDITIONS TO THE OFFER

Capitalized terms used but not defined in this Annex A will have the meanings set forth in the Investment Agreement (the "Agreement") of which this Annex A is a part.

         Notwithstanding any other provision of the Offer, subject to the provisions of the Agreement, the Purchasers will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC (including those relating to the obligation of the Purchaser to pay for, or return, Tendered Shares promptly after termination or withdrawal of the Offer), pay for any Tendered Shares pursuant to the Offer, and the Purchasers may delay their acceptance for payment of or, subject to the restriction referred to above, payment for, any Tendered Shares, and the Purchasers may amend or terminate the Offer and not accept for payment any Tendered Shares, if (i) the Agreement is not in full force and effect, other than due to actions of a Purchaser, or (ii) at any time on or after the date of the Agreement and prior to the acceptance of Tendered Shares for payment pursuant to the Offer, any of the following events will occur:

         (a) there will be instituted or pending or threatened by or before any governmental entity any suit, action or proceeding which (i) (A) seeks to impose material limitations on the ability of the Purchasers to pay for or purchase some or all of the Tendered Shares pursuant to the Offer, or
(B) renders the Purchasers unable to accept for payment, pay for or purchase some or all of the Tendered Shares pursuant to the Offer, (ii) seeks to restrain or prohibit the making or consummation of the Offer or the performance of any of the transactions contemplated by the Agreement,
(iii) challenges the acquisition by the Purchasers of any Tendered Shares pursuant to the Offer or (iv) challenges the validity or enforceability of the Agreement or the Settlement Agreement;

         (b) there will have been any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted or issued by any governmental entity applicable to the Offer which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iii) of paragraph (a) above;

         (c) the representations and warranties of the Company set forth in the Agreement will not be true and accurate in all respects, in each instance as of the date of consummation of the Offer as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), and the effect thereof, either individually or in the aggregate, is a material adverse effect, or the Company will have breached or failed to perform or comply in any material respect with any obligation, agreement or covenant required by the Agreement to be performed or complied with by it;

         (d) the Company and the Purchasers agree to the termination of the Offer; or

         (e) there will have occurred (i) any general suspension of trading in securities on NASDAQ, which suspension or limitation will continue for at least three (3) consecutive trading days, or (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory).

that, in the reasonable judgment of the Purchasers, regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment, purchase of, or payment for Tendered Shares.

         The failure by the Purchasers at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time.